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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

10250 Constellation Boulevard, Suite 1640
Los Angeles, CA 90067

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 9, 2012

        The 2012 Annual Meeting of Stockholders (the "Annual Meeting") of PacWest Bancorp ("PacWest," the "Company," "we" or "our") will be held on Wednesday, May 9, 2012 at 10:30 a.m. Pacific Time at The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 for the following purposes:

  1.
  Election of Directors.    To elect thirteen (13) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  Amendment to the 2003 Stock Incentive Plan.    To approve an increase in the authorized number of shares available for issuance under PacWest Bancorp's 2003 Stock Incentive Plan from 5,000,000 to 6,500,000 and extend the expiration date of the plan from May 31, 2015 to May 31, 2017.

  3.
  Advisory Vote on Executive Compensation.    To consider and vote upon an advisory (non-binding) proposal to approve the compensation of the Company's named executive officers.

  4.
  Ratification of Appointment of Independent Auditors.    To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2012.

  5.
  Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

  6.
  Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 20, 2012 as the Record Date for determining which stockholders have the right to receive notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PROPOSED BY THE BOARD, THAT YOU VOTE "FOR" EACH OF THE OTHER PROPOSALS. THE BACKGROUND OF EACH OF THE DIRECTOR NOMINEES AND A DESCRIPTION OF THE OTHER PROPOSALS ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

        You are cordially invited to attend the Annual Meeting. A Proxy Statement, form of proxy, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2011 accompany this notice.

        Your vote is important.    Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card or by voting via the Internet or telephone according to the instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the slate of director nominees recommended by the Board, as a vote "FOR" the approval of the compensation of the Company's named executive officers (per the non-binding advisory vote) and as a vote "FOR" each of the other proposals.

        Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

        If you plan to attend the Annual Meeting, please note that admission to the Annual Meeting will be on a first-come, first-served basis. You may obtain directions to The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 by calling the Jonathan Club directly at (310) 393-9245. Each stockholder who attends may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,
/s/ LYNN M. HOPKINS Lynn M. Hopkins, Corporate Secretary

Los Angeles, California
April 6, 2012

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2012

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of PacWest Bancorp, a Delaware corporation ("PacWest," the "Company," "we" or "our"), to be used at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponements or adjournments thereof. The Annual Meeting is scheduled to be held as follows:

Date:	Wednesday, May 9, 2012
Time:	10:30 a.m., Pacific time
Place:	The Jonathan Club 850 Palisades Beach Road Santa Monica, CA 90403

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 6, 2012.

Important Information Regarding the Availability of Proxy Materials for
the 2012 Annual Meeting of Stockholders to be Held on May 9, 2012.

This Proxy Statement and our Annual Report are available at our investor relations website at www.pacwestbancorp.com/stockholders.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        1.     What is being voted on at the Annual Meeting?

        The matters to be considered and voted upon at the Annual Meeting are as follows:

          1.     Election of Directors.    To elect thirteen (13) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2.     Amendment to the 2003 Stock Incentive Plan.    To approve an increase in the authorized number of shares available for issuance under PacWest Bancorp's 2003 Stock Incentive Plan from 5,000,000 to 6,500,000 and extend the expiration date of the plan from May 31, 2015 to May 31, 2017.

          3.     Advisory Vote on Executive Compensation.    To consider and vote upon the compensation of the Company's named executive officers.

          4.     Ratification of Appointment of Independent Auditors.    To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2012.

          5.     Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

          6.     Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        2.     Who is entitled to vote? How many votes am I entitled to?

        Only stockholders of record as of the close of business on March 20, 2012 (the "Record Date") may vote at the Annual Meeting. According to Wells Fargo Shareowner Services, our transfer agent, there were 35,680,378 shares of common stock outstanding, excluding 1,617,760 shares of unvested time-based and performance-based restricted stock, held by approximately 1,598 stockholders as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the Record Date on any matter submitted to the stockholders for a vote, except that stockholders may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,300 votes which you could then distribute among one or more nominees since there are thirteen (13) directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting; and (ii) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

        3.     What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

        The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the thirteen (13) directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve (1) the amendment to the PacWest Bancorp 2003 Stock Incentive Plan, (2) the advisory vote on compensation of the Company's named executive officers, (3) the ratification of the appointment of KPMG LLP, (4) any adjournment or postponement of the Meeting to solicit additional proxies, and (5) any other matters not included in this document that may properly be brought before the Annual Meeting.

        With respect to each matter to be acted upon, an abstention from voting will be treated as "present" for quorum purposes (other than in the election of directors). As such, shares present but not voted because of abstention will have the effect of a vote against (1) the proposal to approve the amendment to the PacWest Bancorp 2003 Stock Incentive Plan, (2) the advisory vote on compensation of the Company's named executive officers, and (3) the proposal to ratify the appointment of KPMG LLP as our independent auditor. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will be treated as "present" for quorum purposes, but will not have an impact on the vote on any proposal.

        4.     If I hold shares of PacWest Bancorp common stock pursuant to the PacWest Bancorp 401(k) Plan, will I be able to vote?

        Yes. You will receive a proxy card for the shares allocated to your 401(k) plan account, which you should return as indicated on the instructions accompanying the proxy card.

        5.     How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the nominees for director, and a vote "FOR" approval of each of the other proposals.

        6.     How many shares must be represented at the Annual Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes will also be counted as being present for purposes of determining a quorum.

        7.     What do I have to do to vote?

        Holders of record.    If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by Internet or by telephone as indicated on the proxy card. You may also vote by mail by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors, FOR approval of the amendment to the PacWest Bancorp 2003 Stock Incentive Plan, FOR the approval of the compensation of the Company's named executive officers, FOR the ratification of the appointment of KPMG LLP as independent auditors, FOR adjournment or postponement of the Annual Meeting to solicit additional proxies, if needed, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting. You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Secretary at the address shown above in writing that you wish to revoke your proxy;

  •
  Submitting a later dated proxy card; or

  •
  Attending the Annual Meeting and voting in person.

        Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street name holders.    If you hold your shares in "street name" (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

        8.     How will voting on any other business be conducted?

        We do not know of any business to be considered at the Annual Meeting other than the matters listed in this Proxy Statement. For holders of record, if any other business is properly presented at the Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. If you hold your shares in "street name," please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

        9.     Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        10.   Can I attend the Annual Meeting?

        Any stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person. You will need to bring picture identification. If you hold shares in "street name" and would like to attend the Annual Meeting and vote in person, you will need to bring picture identification and a brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

        11.   How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes our consolidated financial statements. If you did not receive our Annual Report, we will send it to you without charge. Our Annual Report includes a list of exhibits filed with the United States Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, please write to:

    Investor Relations
    PacWest Bancorp
    275 N. Brea Blvd.
    Brea, California 92821

        You may also send your request by facsimile to (714) 674-5377 or by e-mail to investor-relations@pacwestbancorp.com.

        We also maintain a website at http://www.pacwestbancorp.com where you may view, print and download our public filings. In addition, the SEC maintains a website at http://www.sec.gov that also contains our public filings.

        To reduce costs, we may send only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each record stockholder.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, we will provide them to you promptly upon request. If your household is receiving multiple copies of the Annual Report and Proxy Statement, you may request to receive only one copy. If you hold your Company stock directly, you may contact us by writing to our mailing address or e-mail address listed above. If you hold your Company stock through a bank or broker, you should request additional copies of the Annual Report and Proxy Statement, or you may request to receive only one copy to your household, by notifying them.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of the Record Date regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, based on the public filings which beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
CapGen Capital Group II, LP(2) 280 Park Avenue, 40th Floor, Suite 401 New York, New York 10017	3,846,153	10.8%
FMR LLC(3) 82 Devonshire Street Boston, Massachusetts 02109	3,546,046	9.9%
Lord, Abbett & Co. LLC(4) 90 Hudson Street Jersey City, NJ 07302	2,752,697	7.7%
BlackRock Inc.(5) 40 East 52nd Street New York, NY 10022	2,416,106	6.8%

(1)
Based on 35,680,378 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,617,760 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13D filed January 14, 2009 by CapGen Capital Group II LP (the "CapGen 13D"). According to the CapGen 13D, CapGen Capital Group II LP holds sole voting and sole dispositive power over 3,846,153 shares of Company common stock. According to the CapGen 13D, as the sole general partner of CapGen Capital Group II LP, CapGen Capital Group II LLC ("CapGen LLC") may be deemed to be the indirect beneficial owner of such shares and Mr. Eugene A. Ludwig, managing member of CapGen LLC, may also be deemed to be the indirect beneficial owner of such shares.

(3)
Based on a Schedule 13G/A filed February 13, 2012 by FMR LLC (the "FMR 13G/A"). According to the FMR 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,546,046 shares of Company common stock, with sole disposition power over all of such shares and no voting power over such shares.

(4)
Based on a Schedule 13G/A filed February 14, 2012 by Lord, Abbett & Co. LLC (the "Lord, Abbett & Co. 13G/A"). According to the Lord, Abbett & Co. 13G/A, Lord, Abbett & Co. LLC is the beneficial owner of 2,752,697 shares of Company common stock with sole disposition power over such shares and sole voting power over 2,381,711 of such shares. Lord, Abbett & Co. reported the beneficial ownership of the shares of Company common stock are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

(5)
Based on a Schedule 13G/A filed January 20, 2012 by BlackRock, Inc. (the "BlackRock 13G/A"). According to the BlackRock 13G/A, BlackRock Inc. is the beneficial owner of 2,416,106 shares of Company common stock, with sole disposition power and sole voting power over all of such shares.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock (the only class of equity outstanding) as of the Record Date by: (1) each of the Company's current directors and nominees for election; (2) the Company's Chief Executive Officer (the "CEO"), the Company's Chief Financial Officer (the "CFO") and the three most highly compensated executive officers of the Company during 2011 other than the CEO and the CFO (together as a group, the "Named Executive Officers"); and (3) all current directors, nominees for director, and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, director nominees and executive officers.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of Shares Owned		Percent of Class(2)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer Chairman of the Board, Current Director and Director Nominee	295,331		*
Mark N. Baker Current Director and Director Nominee	57,657	(3)	*
Craig A. Carlson Current Director and Director Nominee	5,074		*
Stephen M. Dunn Current Director and Director Nominee	47,874		*
Barry C. Fitzpatrick Current Director and Director Nominee	20,644	(4)	*
George E. Langley Current Director and Director Nominee	107,314	(5)	*
Susan E. Lester Current Director and Director Nominee	7,374		*
Timothy B. Matz Current Director and Director Nominee	53,793		*
Arnold W. Messer Current Director and Director Nominee	33,294	(6)	*
John W. Rose Current Director and Director Nominee	19,195	(7)	*
Robert A. Stine Current Director and Director Nominee	27,253	(8)	*

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of Shares Owned		Percent of Class(2)
Named Executive Officers
Matthew P. Wagner Chief Executive Officer of the Company, Current Director and Director Nominee	317,658	(9)	*
Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	104,489	(10)	*
Jared M. Wolff Executive Vice President, General Counsel and Assistant Corporate Secretary of the Company	19,044	(11)	*
Michael J. Perdue President of the Company	86,583	(12)	*
Daniel B. Platt Executive Vice President of the Company, Current Director and Director Nominee	18,377	(13)	*
All Directors, Nominees and Executive Officers as a group (25 persons)	1,490,735		4.2%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. This would include any restricted stock which vests within 60 days of March 20, 2012, the Record Date, and such amount is zero for each person. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated.

(2)
Based on 35,680,378 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,617,760 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Such amount of shares that will vest within 60 days of the Record Date is zero for each person.

(3)
Mr. Baker has shared voting and investment power in 22,242 shares that are held in a trust of which he is co-trustee and in 1,000 shares that are held through a company which he operates.

(4)
Mr. Fitzpatrick has shared voting and investment power in 19,270 shares that are held in a trust of which he is co-trustee.

(5)
Mr. Langley has shared voting and investment power in 103,344 shares that are held in a trust of which he is a co-trustee.

(6)
Mr. Messer has shared voting and investment power in 31,423 shares, which are held in joint tenancy with his wife, and indirect ownership with respect to 497 shares held by family members sharing his household.

(7)
Mr. Rose has direct beneficial ownership of 18,595 shares of Company common stock, which are pledged in connection with a margin account, and indirect ownership with respect to 600 shares held by family members sharing his household. Excludes 3,846,153 shares beneficially owned by CapGen Capital Group II LP, of which Mr. Rose is a principal.

(8)
Mr. Stine has shared voting and investment power with respect to 25,879 shares that are held in a trust of which he is co-trustee.(10)

(9)
Mr. Wagner's beneficial ownership amount does not include (i) 3,472 shares of unvested time-based restricted stock remaining from a February 2008 grant that is vesting in one-fifth installments over five years and vests in full upon a change in control of the Company; (ii) 100,000 shares of performance-based restricted stock granted in January 2006,

  100,000 shares of performance-based restricted stock granted in February 2007 and 125,000 shares of performance-based restricted stock granted in March 2011, all of which vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 66,666 shares of unvested time-based restricted stock remaining from a February 2010 grant that started vesting in one-third installments in 2012 and vests in full upon a change in control of the Company; and (iv) 17,003 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(10)
Mr. Santoro's beneficial ownership amount does not include (i) 1,690 shares of unvested time-based restricted stock remaining from a February 2008 grant that is vesting in one-fifth installments over five years and vests in full upon a change in control of the Company; (ii) 40,000 shares of performance-based restricted stock granted in January 2006, 40,000 shares of performance-based restricted stock granted in February 2007 and 50,000 shares of performance-based restricted stock granted in March 2011, all of which vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iii) 33,333 shares of unvested time-based restricted stock remaining from a February 2010 grant that started vesting in one-third installments in 2012 and vests in full upon a change in control of the Company.

(11)
Mr. Wolff has shared voting and investment power with respect to 7,823 shares that are held in a trust of which he is co-trustee. Mr. Wolff's beneficial ownership amount does not include (i) 1,273 shares of unvested time-based restricted stock remaining from a February 2008 grant that is vesting in one-fifth installments over five years and vests in full upon a change in control of the Company; (ii) 25,000 shares of performance-based restricted stock granted in January 2006, 25,000 shares of performance-based restricted stock granted in February 2007 and 50,000 shares of performance-based restricted stock granted in March 2011, all of which vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iii) 33,333 shares of unvested time-based restricted stock remaining from a February 2010 grant that started vesting in one-third installments in 2012 and vests in full upon a change in control of the Company.

(12)
Mr. Perdue has shared voting and investment power with respect to 45,018 shares that are held in a trust of which he is co-trustee and all of which are pledged in connection with a margin account. Mr. Perdue's beneficial ownership amount does not include (i) 1,435 shares of unvested time-based restricted stock remaining from a February 2008 grant that is vesting in one-fifth installments over five years and vests in full upon a change in control of the Company; (ii) 30,000 shares of performance-based restricted stock granted in October 2006, 10,000 shares of performance-based restricted stock granted in February 2007 and 25,000 shares of performance-based restricted stock granted in March 2011, all of which vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iii) 20,000 shares of unvested time-based restricted stock remaining from a February 2010 grant that started vesting in one-third installments in 2012 and vests in full upon a change in control of the Company.

(13)
Mr. Platt has shared voting and investment power with respect to 4,879 shares that are held in a trust of which he is co-trustee. Mr. Platt's beneficial ownership amount does not include 16,666 shares of unvested time-based restricted stock remaining from a November 2009 grant that vests in one-third installments over three years and in full upon a change in control of the Company and 25,000 shares of performance-based restricted stock granted in March 2011 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board

        The bylaws of PacWest Bancorp provide that the authorized number of directors shall not be less than 7 or more than 15 with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at 13 and the Board is currently composed of 13 directors. Thirteen directors were elected at the 2011 Annual Meeting of Stockholders held on May 10, 2011.

Nominees

        PacWest's Board of Directors has nominated 13 candidates for election. The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the Board (the "CNG Committee") and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. All director nominees are current directors.

        With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 13 of the Board's nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Age	Year First Elected or Appointed Director
Mark N. Baker	65	2006
Craig A. Carlson	61	2010
Stephen M. Dunn	64	2001
John M. Eggemeyer	66	2000
Barry C. Fitzpatrick	65	2000
George E. Langley	71	2006
Susan E. Lester	55	2003
Timothy B. Matz	67	2001
Arnold W. Messer	66	2004
Daniel B. Platt	65	2003
John W. Rose	62	2009
Robert A. Stine	65	2000
Matthew P. Wagner	55	2000

        Mr. Baker is Manager of Baker Enterprises, LLC, a position he has held since 1972. Baker Enterprises is a family-owned company dealing in office, commercial, and agricultural development in San Diego County. Mr. Baker was formerly executive vice president of San Diego Wood Preserving Company, a family-owned business which ceased operations in 2005. Previously, Mr. Baker was a director and Vice Chairman of Community Bancorp Inc., from June 2000 to October 2006. Previously, Mr. Baker was on the Board of ENB Holding Co and ENB National Bank and its successors, FP Bancorp and First Pacific National Bank from 1984 until 1993, and was Chairman until it was sold in 1998. Mr. Baker's substantial experience in banking as a board member of numerous banks and publicly-traded bank holding companies, in addition to his long-standing business presence in San Diego County, a significant market for us, make him well-qualified to serve on our Board.

        Mr. Carlson is currently a self-employed, independent, financial institution consultant and CA real estate broker. He was formerly a bank regulator for 36 years, most recently serving as Senior Deputy Commissioner and Chief Examiner of the Banking Program for the California Department of Financial Institutions ("DFI"), from March 2007 until his retirement in June 2010. In this position, he was responsible for the supervision and regulation of the state-chartered commercial and industrial banks as well as other institutions, and served as a key advisor to the Commissioner. Previously, he held positions as Senior Deputy Commissioner and Deputy Commissioner for the San Diego/Orange County Region for the DFI. Mr. Carlson has been a faculty member of the California Banking School and is an active member of the Conference of State Bank Supervisors, presently serving as a member of its Accreditation Review team. Mr. Carlson has served on the Company's Board since November 2010. Mr. Carlson's significant experience in banking regulation makes him well-qualified to serve on our Board.

        Mr. Dunn is the founder and President of Romar Company, a company involved in real estate development, brokerage and consulting and property management throughout Southern California, a position he has held since 1980. Mr. Dunn has served on the Company's Board since 2001. Mr. Dunn's significant experience in real estate, as well as his long-term service on our Board, makes him well-qualified to serve on our Board.

        Mr. Eggemeyer is Chairman of the Board of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer, both of which he co-founded in 1990. Mr. Eggemeyer is also a director of Guaranty Bancorp, a position he has held since 2004, and was Chief Executive Officer of Guaranty Bancorp from 2004 to 2006, and was Chairman of the Board of Guaranty Bancorp from 2004 to 2010. Since 2004, Mr. Eggemeyer has also served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company, and its wholly owned subsidiary, Union Acceptance LLC. Mr. Eggemeyer is also a director of Heritage Commerce Corp., a position he has held since August 2010, and of Pacific Western Bank since February 2010. Within the past five years, he served as a director of TCF Financial Corporation (until April 2006) and American Financial Realty Trust (until October 2005). Mr. Eggemeyer also currently serves as a trustee of Northwestern University, the Parent Advisory Board of Stanford University and The Bishop's School in La Jolla, California. Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 30 years. Mr. Eggemeyer's substantial expertise in banking, his knowledge and experience in capital markets, and his position as a founder of the Company, make him well-qualified to serve on our Board.

        Mr. Fitzpatrick is an attorney and is currently acting as trustee for a number of family trusts. Previously, Mr. Fitzpatrick was Of Counsel with the firm Luce, Forward, Hamilton & Scripps LLP in San Diego, CA, a position he has held from May 2008 through May 2011. Mr. Fitzpatrick was a partner at Newnham, Fitzpatrick, Weston and Brennan, LLP, from July 2004 to June 2008, and prior to that was a partner with Fitzpatrick & Showen, LLP, from April 1996 to June 2004. Mr. Fitzpatrick is the former chair of the California State Bar Association's 6,000 member Trusts and Estates Section, a position he held from 2004 to 2005. Since 1995, Mr. Fitzpatrick has also served as a director of the Donald C. and Elizabeth M. Dickinson Foundation, one of the largest private foundations in San Diego County. Mr. Fitzpatrick has served as a director since the Company was founded in 2000. Mr. Fitzpatrick's legal expertise, his business presence and experience in San Diego County, a significant market for us, as well as his prior experience on our Board, make him well-qualified to serve on our Board.

        Mr. Langley, currently retired, was formerly a director and the President and Chief Executive Officer of Foothill Independent Bancorp from March 1992 to May 2006, when it was acquired by the Company. Previously he was the Executive Vice President, Chief Financial Officer and Secretary of Foothill Independent Bancorp from 1976 to 1992. Mr. Langley is currently a director of Casa Colina, Inc., a non-profit charitable corporation, a position he has held since 1993. Mr. Langley is also a director of Pacific Western Bank, in which capacity he has served since February 2010. Mr. Langley resides in Glendora, California. Mr. Langley's significant experience in banking, including as the CEO and CFO of a publicly-traded bank holding company, and his business experience in the Inland Empire, a significant market for us, make him well-qualified to serve on our Board.

        Ms. Lester, currently retired, was formerly the Chief Financial Officer of Homeside Lending, Inc. from October 2001 to May 2002. She was also formerly the Chief Financial Officer of U.S. Bancorporation from February 1996 to May 2000, in which position she was responsible for financial reporting and management, asset-liability management, mergers and acquisitions, and compliance. Ms. Lester is currently a director and chair of the audit committee, and member of the governance committee, of Arctic Cat, Inc. (since 2004) and a director and member of the audit and governance committees of Lender Processing Services, Inc. (since December 2010). Within the past five years, Ms. Lester served as a director of Dexma, Inc. (until May 2010) and Minnesota Bank and Trust (until May 2010). Ms. Lester is a former trustee and treasurer of Hazeltine National Golf Club and a former chair of the Board of Trustees of the College of St. Benedict. Ms. Lester resides in San Diego, CA.

Ms. Lester's significant financial and banking expertise, including as CFO of a publicly-traded bank holding company, make her well-qualified to serve on our Board.

        Mr. Matz is an attorney, specializing in banking, corporate and securities law, and mergers and acquisitions. Since 1972, Mr. Matz has been a partner with the firm Elias, Matz, Tiernan & Herrick in Washington, D.C. For nearly 40 years, Mr. Matz has represented banks throughout the United States, including serving as an investor's representative and counsel to the Boards of Directors of three California banks from 1996 until the last of the three was sold, First Charter Bank, NA, which the Company purchased in 2001. Mr. Matz was also a director of Towne Bancorp of Mesa, Arizona from June 2008 until January 2010. Mr. Matz's substantial legal experience in banking, and his long-term service on our Board, make him well qualified to serve on our Board.

        Mr. Messer, a graduate of Harvard Law School, is an entertainment industry executive and a motion picture producer. Since 1994, Mr. Messer has been the President and Chief Operating Officer of Phoenix Pictures, a company he co-founded. Previously, Mr. Messer was an executive at Sony Pictures and its predecessors, from 1980 to 1994, last serving as Executive Vice President from 1992 to 1994. Mr. Messer has been an executive and film producer for over 30 years. Mr. Messer's substantial experience in management and finance, and his expertise in the entertainment business, a significant industry in Southern California, make him well-qualified to serve on our Board.

        Mr. Platt is Executive Vice President of the Company and a director of Pacific Western Bank, a position he has held since November 2009. Previously, from May 2003 to November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, a publicly-traded real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America. Mr. Platt's professional experience in commercial banking, real estate and finance for over 30 years, and his experience as the CFO of a publicly-traded real estate concern, make him well-qualified to serve on our Board.

        Mr. Rose is a Principal with CapGen Financial, LLC, a private equity firm specializing in financial institutions investments, a position he has held since August 2007. Mr. Rose is also President of McAllen Capital Partners, a financial investment firm, a position he has held since January 1991. Mr. Rose is based in Hermitage, Pennsylvania. Mr. Rose is currently a director of White River Capital Corp (since 2005), FNB Corporation (since 2003) and Jacksonville Bancorp (since 1998). During the past five years, Mr. Rose was also a director of the following financial institutions: Coast Credit LLC, Virginia Beach, Virginia (1998 to 2005), Bay View Capital Corp. (2002 to 2005), Great Lakes Bancorp (2005 to 2008), Atlanta Bancorp (2006 to 2008), and First Chicago Bancorp (2006 to 2011). Additionally, Mr. Rose previously served as a director of the Lifeline Shelters, Inc., a non-profit organization in Columbus, Ohio, from 1991 to 2006. Mr. Rose has had a 35-year career as an investor, financial advisor and executive in the commercial banking industry, during which time he has been a director of 25 banks and bank holding companies. Mr. Rose's substantial experience in banking, and his experience as an advisor and director for numerous financial institutions in the country, make him well-qualified to serve on our Board.

        Mr. Stine is a director and the President and Chief Executive Officer of Tejon Ranch Company, positions he has held since May 1996. Tejon Ranch Company is a diversified real estate development and agri-business company traded on the New York Stock Exchange under the symbol TRC. Previously, Mr. Stine was the President and Chief Executive Officer of Collins Development Company, a diversified, privately held real estate development and asset management company in San Diego, California, from June 1986 to March 1995. Mr. Stine was a director of the Bakersfield Californian, a privately owned newspaper, from 1999 through 2009. He is also a director of Valley Republic Bank, a community bank located in Kern County, California, a position he has held since 2008. Mr. Stine's substantial career in real estate and finance, and his experience as the CEO of a publicly-traded company, make him well-qualified to serve on our Board.

        Mr. Wagner has been Chief Executive Officer, a director of PacWest Bancorp, and Chairman of the Board of Directors of Pacific Western Bank since 2000. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. Prior to joining PacWest Bancorp in 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from 1996 until 1999, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp in 1996, Mr. Wagner served as an executive vice president with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a senior vice president, from 1985 to 1990. Mr. Wagner brings extensive leadership and community banking experience to our Board, including executive management experience. In addition, as the Chief Executive Officer of the Company and its subsidiary bank, he provides valuable insight and guidance on the issues of corporate strategy and risk management, particularly as to his expertise and understanding of the current trends within the financial services industry.

Cumulative Voting and Vote Required

        Each holder of PacWest common stock may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,300 votes which you could then distribute among one or more nominees since there are 13 directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting, and (2) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

        Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 13 director positions to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Recommendation of the PacWest Board of Directors

        The PacWest Board of Directors recommends a vote "FOR" all of the nominees listed above.    Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR each nominee listed above.

PROPOSAL 2: AMENDMENT TO THE PACWEST BANCORP 2003 STOCK INCENTIVE PLAN

        The PacWest Bancorp Board of Directors has approved, subject to the approval of its stockholders, an amendment to the PacWest Bancorp 2003 Stock Incentive Plan to increase the aggregate number of shares of PacWest Bancorp common stock available for issuance under the PacWest Bancorp 2003 Stock Incentive Plan, or the Incentive Plan, from 5,000,000 shares to a total of 6,500,000 shares and to extend the expiration date of the Incentive Plan from May 31, 2015 to May 31, 2017. We refer to this amendment as the Incentive Plan Amendment.

        Currently, the Incentive Plan authorizes the granting of common stock-based awards in the form of time-based and performance-based restricted stock grants, stock appreciation rights and options to purchase up to 5,000,000 shares of PacWest common stock. The Incentive Plan Amendment is necessary to permit PacWest to continue to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of PacWest and its subsidiaries. PacWest is a services business, and has historically issued equity incentives as a key element to attract, motivate and retain its employees.

        As of the Record Date, net grants of 2,043,453 shares of performance-based restricted stock and 1,092,500 shares of time-based restricted stock have been granted under the Incentive Plan, with 414,365 shares remaining available for issuance under the Incentive Plan. In 2003, PacWest discontinued the practice of granting stock options and currently grants time-based and performance-based restricted stock as forms of equity compensation.

        As described under "Executive Compensation" beginning on page 24 of this Proxy Statement, the Incentive Plan is an important tool for the retention and compensation of our employees and allows the Company to compete effectively for the best banking talent. Additionally, the Incentive Plan is a valuable asset in our acquisition strategy, as it allows us to acquire companies with the promise of ensuring that key management of the target companies will be able to participate in the ongoing success of the combined company.

        If this proposal is not approved by PacWest's stockholders, PacWest's flexibility may be limited with respect to the Company's ability to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of PacWest and its subsidiaries. Furthermore, failure to approve the proposal may limit the ability of the Company to carry out its acquisition strategy effectively.

        If approved by the stockholders, the Incentive Plan Amendment will be effective as of the date of the Annual Meeting.

        Other than as described in this section, there are no material changes to the Incentive Plan. The Incentive Plan (as proposed to be amended) is attached as Appendix A to this document.

Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Incentive Plan Amendment.

        The PacWest Board of Directors believes that this proposal is in the best interests of PacWest and its stockholders and recommends a vote "FOR" Proposal 2.

 PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

        As described in the section entitled "Executive Compensation—Compensation Discussion and Analysis" beginning on page 24 of this Proxy Statement, the Company's goal for its executive compensation program is to link a substantial portion of executive compensation to the financial strength, long-term profitability and risk management of the Company, as well as to align the interests of our executive officers with the interests of our stockholders. The Company believes that its executive compensation program satisfies these goals. The Company requests stockholder approval of the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Committee Report, the Compensation Discussion and Analysis, and the compensation tables).

        This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our Named Executive Officers described in this Proxy Statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our Named Executive Officers.

        As an advisory vote, this proposal is not binding upon the Board or the Company. However, the CNG Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        In 2011, our stockholders recommended that the Company hold an advisory vote on executive compensation every year. Additionally, in 2011, a majority of the Company's stockholders voted "FOR" approval of the compensation of the Company's Named Executive Officers for 2010. For the reasons outlined beginning on page 24 of this Proxy Statement, the Board believes that the compensation of the Company's Named Executive Officers is appropriate and should be approved on an advisory basis by the Company's stockholders.

Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting, in person or by proxy and entitled to vote is required to approve the advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

        The PacWest Board of Directors recommends a vote "FOR" approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC.

 PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Company's Audit Committee has appointed the firm of KPMG LLP as independent auditors for PacWest for the fiscal year ending December 31, 2012, and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent auditors since the Company's formation in 2000. Subject to the matters discussed under the section entitled "Report of the Audit Committee," the Audit Committee carefully considered the firm's qualifications as independent auditors for PacWest. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under the section entitled "Audit Committee Report," including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal 2011 are described under the section entitled "Independent Auditors—Independent Auditor Fees" below.

        The Company's organizational documents do not require that stockholders ratify the appointment of KPMG LLP as the Company's independent auditor. The Company is seeking stockholder approval because the Board of Directors believes it is a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider the appointment of other independent auditors, but is not required to do so. The Audit Committee retains the power to replace the independent auditors whose appointment was ratified by stockholders if the Audit Committee determines that the best interests of PacWest warrant a change of its independent auditors.

        A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. KPMG LLP's representative is expected to be available to respond to appropriate questions.

Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the ratification of the appointment of the independent auditors.

        The PacWest Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2012.

 CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern the Company's business. The Company's website at www.pacwestbancorp.com includes important information regarding Company policies and Board charters, including the Company's Corporate Governance Guidelines and its Code of Business Conduct and Ethics, and all of the Company's SEC filings and press releases, among other information.

        During the fiscal year 2011, the Board of Directors of the Company met seven times. The independent directors also met twice in executive session during 2011. The sessions of the independent directors were presided over by Mr. Stephen Dunn, who was elected by the independent directors as lead independent director and has served in that capacity since May 2009. No director attended less than 75% of the Company's Board meetings and Committee meetings on which he or she served during 2011, with the exception of Mr. Rose who missed the sole meeting of the Executive Committee, which was a special meeting called on short notice. In 2011, nine directors attended the 2011 Annual Meeting of Stockholders. The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors who choose to attend and reimburse their reasonable expenses in connection therewith.

        The current members of the committees of the Board of Directors are as follows:

Director	Asset Liability Management Committee	Audit Committee	Compensation, Nominating and Governance Committee	Credit Risk Committee	Executive Committee
Mark N. Baker		X		X
Craig A. Carlson	X	X
Stephen M. Dunn			X	X	X
John M. Eggemeyer	X			X	C
Barry C. Fitzpatrick			C		X
George E. Langley	X	X
Susan E. Lester	X	X
Timothy B. Matz		C	X		X
Arnold W. Messer			X
Daniel B. Platt				X
John W. Rose	X				X
Robert A. Stine		X	X	C	X
Matthew P. Wagner	C			X	X

X = Member C = Chair

Independence

        A majority of the Board is composed of independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations.

        In March 2012, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director who served the Company during 2011 and each director and director nominee, with the exceptions of Mr. Eggemeyer, Mr. Platt and Mr. Wagner, meets the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any. For further information on Mr. Eggemeyer's relationship with the Company, please see the section entitled "Certain Relationships and Transactions with Related Persons" on page 39 of this Proxy Statement.

Board's Role in Risk Oversight

        We believe that effective risk management is of primary importance to the success of our Company. We have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities. Our Board's oversight of this risk management process is conducted through the responsibilities of the Board's standing committees: the Asset Liability Management Committee, Audit Committee, CNG Committee and Credit Risk Committee. As described in more detail below, each of these committees is responsible for monitoring components of risk and the Company's exposure to such risks. The Committees each report to the Board and the Board has overall responsibility for ensuring that overall risk awareness and risk management is appropriate. As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited to attend (but not required to attend) the regular meetings of all Board committees, and our Board meetings are designed to facilitate attendance by all members. We believe that this open and collaborative structure provides for a more informed Board of Directors and also helps the Board understand and monitor the various internal and external risks to which the Company may be exposed.

Asset Liability Management ("ALM") Committee

        During 2011, the ALM Committee met four times. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company's ALM policies and receives reports from the Company's executive management ALM committee, which oversees the management of the Company's investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company's ALM policy is to manage balance sheet and off-balance sheet assets and liabilities in order to maximize the spread between interest earned and interest paid, to maintain acceptable levels of interest rate risk, and to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth. The executive management members responsible for managing the Company's ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports and management's recommendations for the Company's ALM strategies on a going forward basis, and oversees management's development and implementation of asset/liability pricing in order to attain the overall strategic objectives of the Company.

Audit Committee

        During 2011, the Audit Committee met 12 times. The Board has determined that each member of the Audit Committee is financially literate and that each of Mr. Carlson, Mr. Langley and Ms. Lester is qualified as an audit committee financial expert and that each of them has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. For additional information regarding the background and relevant experience of Mr. Carlson, Mr. Langley and Ms. Lester, please see the biographies of director nominees under the section entitled "Proposal 1: Election of Directors," beginning on page 8 of this Proxy Statement. Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of May 2011, a copy of which may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance."

Compensation, Nominating and Governance ("CNG") Committee

        During 2011, the CNG Committee met six times. The CNG Committee reviews and approves, or makes recommendations to the Board of Directors on matters concerning the salaries and benefits, including equity compensation, of the Company's executive officers, compensation of the directors, and director independence. The CNG Committee also reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plans and other employee benefit plans. The CNG Committee assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee also makes recommendations to the Board of Directors regarding the composition and size of the Board and its committees. In furtherance thereof, the CNG Committee identifies, evaluates and recommends candidates for the Company's Board of Directors and considers nominees for directors nominated by the Company's stockholders in accordance with the Company's bylaws. The CNG Committee operates under a charter that was last amended as of May 2011, a copy of which may be obtained on the Company's website at www.pacwestbancorp.com under the section entitled "Corporate Governance."

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds, experience and geographical location; and (6) the ability and skill set required and other relevant experience. In addition, under the terms of the stock purchase agreement with CapGen Financial Group entered into in September 2008, CapGen was entitled to nominate one individual to the Company's Board of Directors. CapGen's nominee to the Company's Board of Directors was Mr. Rose. The CNG Committee has continued to recommend the nomination and election of Mr. Rose since that time.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Through the Board's annual self-evaluation process, the CNG Committee evaluates the result, including whether the diversity of the Board members is appropriate to advise the Company on its risks and opportunities. Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as nominees not proposed by stockholders. Stockholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2013 Annual Meeting should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 42 of this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Compensation of Directors" on page 18 of this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Executive Compensation—Compensation Discussion and Analysis" on page 24 of this Proxy Statement.

Credit Risk Committee

        During 2011, the Credit Risk Committee met four times. The Credit Risk Committee is responsible for monitoring trends in the Company's loan portfolio and the Company's allowance for credit losses, as well as establishing internal limits related to the Company's lending exposure. The Company's chief credit officer reports on a quarterly basis to the Credit Risk Committee, or more frequently, as needed, regarding the Company's loan portfolio and allowance for credit losses. The Credit Risk Committee also receives reports from the Company's external loan review consultants.

Executive Committee

        During 2011, the Executive Committee met once. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company and acts on behalf of the Board, to the full extent permitted by law, when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

        During 2011, Mr. Dunn, Mr. Fitzpatrick, Mr. Matz, Mr. Messer and Mr. Stine served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors. No such interlocking relationships existed during 2011.

COMPENSATION OF DIRECTORS

        The Company compensates its non-management directors through an annual cash retainer, paid quarterly. Additionally, beginning in 2011, the Company determined to make an annual grant of stock to each of the Directors. The Company does not pay per Board meeting or per committee meeting fees.

        The CNG Committee of the Board evaluates director compensation, and compares the compensation of the Company's directors to that offered by peer companies. The Company also subscribes to surveys to further provide information on director compensation at peer companies. The

CNG Committee recommends compensation for non-employee directors to the full Board, which in turn determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors, and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

        Compensation of the Board was last increased in May 2011 following the engagement of an independent compensation consultant in February 2011. Prior to that increase, Board compensation was last increased in February 2008. No increase in Board compensation was made during 2009 or 2010. The consultant evaluated the Company's board compensation, and components of compensation relative to a Company peer group. The consultant determined that the Board's compensation: (a) was generally low relative to peers; (b) did not include equity components; and (c) with the exception of the Board chair and compensation for directors who also served on the Bank's board, did not provide additional compensation to directors who chaired committees.

        Based on the recommendations of the consultant, the CNG Committee recommended certain changes to Board compensation, which the Board adopted. Effective May 2011, Board compensation was approved and modified as follows:

  Annual retainers for Board service:    The Board kept the annual retainers for non-employee directors at the same level, with each non-employee director receiving $60,000 annually and the Board chairperson receiving $120,000 annually paid in quarterly installments. Additionally, Mr. Eggemeyer and Mr. Langley each receive a $10,000 retainer annually, paid in quarterly installments, for their service on the board of directors of Pacific Western Bank, the Company's wholly-owned banking subsidiary.

  Annual retainer for Bank board service:    The Board kept the annual retainers for non-employee directors serving on the board of Pacific Western Bank at the same level, with each non-employee director receiving a $10,000 retainer annually, paid in quarterly installments. This is in addition to any compensation for service on the Company's Board. As noted above, currently Mr. Eggemeyer and Mr. Langley serve on the Bank board.

  Committee Chair Fees:    The Board determined to pay the Chairperson of the Audit Committee an additional cash retainer of $15,000 per year, and the non-employee chairpersons of each of the ALM, CNG and Credit Risk Committees an additional cash retainer of $10,000 per year, paid in quarterly installments.

  Equity Grants/Cash Equivalent:    The Board determined to pay each non-employee director an annual grant of fully-vested shares of the Company's common stock of approximately $30,000, based on the closing price of the Company's common stock on the date of grant; provided, however, that for any director beneficially owning or representing a beneficial owner of 5% or more, a cash grant of $30,000 will be paid in lieu of the stock grant. It is contemplated that such grants will be made annually in May.

        The table below presents all compensation paid to directors of the Company in 2011:

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John M. Eggemeyer, Chairman	$130,000	$29,994	—	—	—	$3,370	(1)	$163,364
Mark N. Baker	$60,000	$29,994	—	—	—	—		$89,994
Craig A. Carlson	$60,000	$29,994	—	—	—	—		$89,994
Stephen M. Dunn	$60,000	$29,994	—	—	—	—		$89,994
Barry C. Fitzpatrick	$67,500	$29,994	—	—	—	—		$97,494
George E. Langley	$70,000	$29,994	—	—	—	—		$99,994
Susan E. Lester	$60,000	$29,994	—	—	—	—		$89,994
Timothy B. Matz	$71,250	$29,994	—	—	—	—		$101,244
Arnold W. Messer	$60,000	$29,994	—	—	—	—		$89,994
Daniel B. Platt(2)	—	—	—	—	—	—		—
John W. Rose(3)	$18,000	—	—	—	—	—		$18,000
Robert A. Stine	$67,500	$29,994	—	—	—	—		$97,494
Matthew P. Wagner(2)	—	—	—	—	—	—		—

(1)
Represents life insurance premiums paid by the Company.

(2)
No compensation received for service on the Company's Board because individual is an employee director.

(3)
Mr. Rose is a Principal of CapGen Financial, LLC, an 11% stockholder of the Company. Mr. Rose receives 20% of the board service fees and 80% of his board service fees are remitted to CapGen Financial, LLC. In lieu of the stock award with a value of $30,000 on the date of grant, Mr. Rose received 20% of such value in cash, which is reflected in his "fees earned or paid in cash" amount, and 80% of such value was remitted in cash to CapGen Financial, LLC.

EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person's age (as of the Record Date), current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position	Year hired by the Company
Christopher D. Blake	52	President of the Eastern Region, Pacific Western Bank	2002	2002
Robert M. Borgman	64	Executive Vice President, Credit Administration of the Company and Pacific Western Bank	2006	2000
Suzanne R. Brennan	61	Executive Vice President, Risk Management	2011	2011
Casey (Joe) Cecala, III	56	President of the Inland Empire Region, Pacific Western Bank	2006	2006
Mark Christian	48	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005	2000
Robert G. Dyck	55	Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank	2003	2001
Lynn M. Hopkins	44	Executive Vice President and Corporate Secretary of the Company and Chief Financial Officer of Pacific Western Bank	2002	2002
Lynda J. Nahra	61	President of the Central Coast Region, Pacific Western Bank	2011	2011
Michael J. Perdue	57	President of the Company and of Pacific Western Bank	2006	2006
Daniel B. Platt	65	Executive Vice President of the Company and of Pacific Western Bank	2009	2009
Victor R. Santoro	63	Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Pacific Western Bank	2003	2003
Michael L. Thompson	66	Executive Vice President, Human Resources of the Company and of Pacific Western Bank	2000	2000
Matthew P. Wagner	55	Chief Executive Officer and Director of the Company, and Chairman and Chief Executive Officer of Pacific Western Bank	2000	2000
Jared M. Wolff	42	Executive Vice President, General Counsel and Assistant Secretary of the Company; President of the Los Angeles, Region of Pacific Western Bank	2002	2002

        Christopher D. Blake is President of the Eastern Region of Pacific Western Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

        Robert M. Borgman is Executive Vice President, Credit Administration of the Company and Pacific Western Bank. Mr. Borgman is also a director of Pacific Western Bank. Previously, Mr. Borgman served as President and Chief Executive Officer and a director of First National Bank from July 2003 to October 2006, and as Executive Vice President and Chief Credit Officer of the Company from the Company's formation in May 2000 until July 2003. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp from August 1997 to November 1999. Prior to joining Western Bancorp, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado, from July 1986 to July 1996, when Mr. Borgman sold his company to Norwest Bank. Mr. Borgman was employed by Norwest Bank to manage National Business Finance, Inc. from August 1996 to August 1997.

        Suzanne R. Brennan is Executive Vice President of Risk Management of the Company. Prior to joining the Company in January 2011, Ms. Brennan was Executive Vice President of Operations and Systems at Guaranty Bancorp from May 2005 to December 2010. Prior to Guaranty Bancorp, Ms. Brennan was Executive Vice President of Systems and Operations for PacWest Bancorp from April 2002 to May 2005. Prior to Ms. Brennan's initial employment with the Company, Ms. Brennan was President of Summit Consulting Group; Executive Vice President of Western Bancorp; Senior Vice President of U.S. Bancorp; and a Manager with the Federal Reserve Bank of Minneapolis.

        Joe Cecala is President of the Inland Empire Region of Pacific Western Bank. Prior to joining the Company in May 2006, Mr. Cecala was Executive Vice President and Chief Credit Officer of Foothill Independent Bank from January 2003 to May 2006, and Senior Vice President and Chief Credit Officer from March 2001 to January 2003.

        Mark Christian is Executive Vice President, Manager of Operations and Systems, of the Company and Pacific Western Bank. Prior to May 2005, when he assumed his current position, Mr. Christian was Senior Vice President, Operations and Systems, of the Company. Mr. Christian joined the Company in May 2000 with its acquisition of Rancho Santa Fe National Bank, where he had been Senior Vice President of Operations since 1997.

        Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank. Mr. Dyck also serves as a director of Pacific Western Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Western Bancorp from April 1997 to November 1999.

        Lynn M. Hopkins is Executive Vice President and Corporate Secretary of the Company, and Executive Vice President, Chief Financial Officer and Corporate Secretary of Pacific Western Bank. Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 to December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 to December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank.

        Lynda J. Nahra is President of the Central Coast Region of Pacific Western Bank. Prior to joining the Company in August 2011, Ms. Nahra was President, Chief Executive Officer and a director of Community West Bancshares in Goleta, CA from February 2004 to July 29, 2011. Ms. Nahra served as the President, Chief Executive Officer and a director of Community West Bank (formerly, Goleta National Bank), a subsidiary of Community West Bancshares from 2000 to July 29, 2011. She had been with Community West Bank since 1997. Her banking career began in 1970 with Bank of America and her banking experience has included management positions in operations, consumer and commercial lending, sales, private banking and corporate banking.

        Michael J. Perdue is President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Prior to joining the Company in October 2006, Mr. Perdue was President, Chief Executive Officer and a director of Community Bancorp Inc. from December 2003 to October 2006, and Chief Operating Officer from July 2003 until December 2003. Prior thereto, he was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation.

        Daniel B. Platt is Executive Vice President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Mr. Platt joined the Company as an employee in November 2009 and has been a director of the Company since 2003. Previously, from May 2003 to November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, a publicly-traded real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America. Mr. Platt has been in commercial banking, real estate and finance for over 30 years.

        Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of Pacific Western Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

        Michael L. Thompson is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

        Matthew P. Wagner is Chairman and Chief Executive Officer of the Company and of Pacific Western Bank. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. Prior to joining the Company in 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from 1996 until 1999, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp in 1996, Mr. Wagner served as an executive vice president with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a senior vice president from 1985 to 1990.

        Jared M. Wolff is Executive Vice President, General Counsel and Assistant Corporate Secretary of the Company, and is also President of the Los Angeles Region of Pacific Western Bank. Mr. Wolff is also a director of Pacific Western Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002, and the New York office of Sullivan & Cromwell, from September 1996 through November 1997. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. From November 1997 to October 1998, Mr. Wolff was an investment banker with Credit Suisse First Boston. Mr. Wolff is a member of the bars of the State of California and the State of New York.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        It is the duty of the CNG Committee of the Board to administer the Company's compensation system and various incentive plans, including the Company's 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, and the Executive Incentive Plan, or EIC Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the 2011 Summary Compensation Table on page 32 of this Proxy Statement (whom we refer to as our Named Executive Officers), evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval annually. The CNG Committee reviews with the Board, at least annually, all material aspects of compensation for the Company's executive officers.

  Compensation Philosophy and Objectives

        The primary goal of our compensation program is to link a substantial portion of executive compensation to the financial strength, long-term profitability and risk management of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual cash bonus to significant measures of financial and non-financial performance, as provided in the EIC Plan.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We attempt to accomplish this by establishing performance goals for incentive compensation and performance-based restricted stock that are also tied to financial objectives that are meaningful to our stockholders, such as growth in earnings per share (EPS) and other measures of financial strength that promote the long-term success of the Company. The Company's annual and long-term goals and objectives are designed to ensure the Company continually strengthens its financial position and improves its long-term value for stockholders. The annual goals and objectives—designed to direct the Company toward its long-term goals—change from year to year based on the underlying economic climate and outlook.

        The third goal of the compensation program is to retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not currently have employment agreements with any of its employees. Accordingly, we seek to retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes, based on available data, as discussed below. Key elements of compensation to our Named Executive Officers and other executive officers include payout following the achievement of long-range financial and strategic objectives. The CNG Committee intends to pay incentive compensation at the high end of peer group incentive compensation, but only if the Company performs at the high end among peers.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company and contribute to the Company's long-term success. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the goals described above and, in connection with their analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

  Components of Compensation

        The Company compensates its executive officers in three ways: base compensation, annual cash bonus opportunity under our EIC Plan, and periodic grants of time-based and performance-based restricted stock under the Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan. In addition, we provide change in control severance protection to our executive officers through our Executive Severance Pay Plan. We also provide certain perquisites to our executive officers, such as an auto allowance or use of a company vehicle, reimbursement of club dues for clubs that are used frequently for business purposes, and life, disability and long-term care insurance. The CNG Committee reviews at least annually all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation, perquisites and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy described above. The overall review of compensation is also discussed with the Board annually.

        Base Salary—The CNG Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full Board (excluding the CEO). Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company's executive management team. The CNG Committee does not tie its base compensation decisions to any particular benchmarks, formulas, measurements or criteria, but the CNG Committee considers the Company's performance, individual executive performance and compensation levels paid by comparable financial institutions, as well as economic conditions in the Company's market areas, and refers to analyses or guidance from consultants during the annual review process. The CNG Committee reviews banking-related salary survey data related to a peer group as described below under "—Annual Review of Executive Compensation Program" and last received external guidance during February 2012 from an independent compensation consultant.

        Annual Cash Bonus—Pursuant to the Company's EIC Plan, annual cash bonuses are paid to executives based on the achievement of certain performance targets and satisfactory individual performance. Performance targets may be financial goals or non-financial goals tied to the management of organizational risk, such as the achievement of satisfactory results related to internal audits or regulatory examinations. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. Depending on an individual's overall compensation, payments of any amounts to the Named Executive Officers outside of amounts established under the EIC Plan, however, may not be eligible for tax deductibility. The performance target under the EIC Plan generally represents a meaningful increase in the performance target over the previous fiscal year, a significant achievement in a given economic environment, or meaningful goals that balance the performance of the Company and return to stockholders with prudent risk management. Financial performance targets corresponding to achievement of a payout equal to a participant's target bonus are typically set at levels equal to the Company's budgeted financial performance for the current fiscal year. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but rather reflect the subjective analysis and determination by the CNG Committee as to the appropriate incentive to focus management on the profitability, targeted growth and corresponding management of risk for the Company. The achievement levels and corresponding award opportunities, however, typically have been constant from year to year.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under the Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from the CEO, and may be granted to the CEO upon recommendation of the CNG Committee and approval of the Board. Typically, the CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals. Awards of long-term incentive compensation in the form of restricted stock grants to our Named Executive Officers and other executive officers generally occur during the first quarter along with the formal annual evaluation of such executive's total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to the executive officer, the salary level, the contributions expected toward the strategic growth, financial strength, risk management and profitability of the Company. The CNG Committee also evaluates survey data indicating grants made to similarly situated officers at comparable financial institutions, as detailed in reports or peer groups advised by its consultants, as described below under "—Annual Review of Executive Compensation Program."

        Since 2003, the Company has granted time-based and performance-based restricted stock in lieu of granting stock options as incentive compensation. Although the Company has not granted stock options recently, it reserves the right to do so in the future pursuant to the terms of the Incentive Plan. While stock options and time-based restricted stock link an executive's interests to those of stockholders, they do not have a performance component or measure. Performance-based restricted stock, however, has a performance component and the Company has historically used performance-based restricted stock to tie the incentive pay of executives to the performance of the Company. Because restricted stock, both performance-based and time-based, generally has value whether or not the Company's stock price fluctuates, the Company can grant fewer shares of restricted stock compared to stock options, resulting in less dilution to stockholders. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific internal financial performance targets are achieved. If the minimum or set performance targets are not achieved, no vesting occurs and the granted shares are forfeited. All granted shares accelerate vesting upon a change in control of the Company, as defined in the Incentive Plan. On all grants to date of time-based and performance-based restricted stock, the Company has elected to pay dividends to the grantee on such shares prior to vesting at the same rate as dividends are paid to stockholders generally. Dividends paid prior to vesting are treated as compensation to the grantee and taxed at ordinary income rates for tax purposes.

        401(k) Plan.    Our 401(k) plan allows executives and other participants to defer a portion of their compensation and, for 2011, the Company provided participants a match of 1.5% of contributions up to 6% of their base salaries, subject to IRS limitations. We currently have no tax-deferred investment alternatives for our executive officers other than our 401(k) Plan.

        Change in Control Protection.    The Company has adopted an Executive Severance Pay Plan, or the Severance Plan, which provides for severance compensation for our executive officers in the event of termination without "cause" or for "good reason" (as each is defined in the Severance Plan) within two years following a change in control. The purposes of the Severance Plan are to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the potential for bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the program is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Severance Plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger." Under the double-trigger formula, the Company's successor is obligated to make payments under the Severance Plan only if the executive is actually or constructively discharged following a change in control. In addition, under the Company's Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty that accompanies consolidation in the banking sector. For more information on the Severance Plan, please see the section entitled "Potential Payments on Termination and Change in Control" beginning on page 34 of this Proxy Statement.

        Other Benefits.    The Company's compensation program is streamlined to focus its executives on goals and objectives that are in the best interests of the Company and its stockholders. The Company does not provide employment contracts to its executives; instead it retains keys executives to the Company with meaningful grants of time-based and performance-based restricted stock, the value of which is tied to the common stock of the Company. Additionally, the Company has chosen not to provide significant retirement benefits such as SERPs or deferred compensation arrangements that continue to pay executives after they leave the Company. While such benefits may be provided by our peers, the CNG Committee and the Board have elected to balance the foregoing components of compensation (base salary, cash bonus, equity incentives and change in control protection) in lieu of those other benefits which may require payments even though executives may no longer be contributing to the Company.

  Risk Management

        Through the Company's compensation program, the CNG Committee attempts to balance appropriate compensation and performance incentives with the Company's risk profile. Specifically, the CNG Committee alters the performance measures under the EIC Plan, for a given year, based on financial and operating metrics the Company seeks to achieve. For example, in a particular year, net operating earnings may be a performance measure but have a lower weight than a prior year. Since 2009, in determining target award opportunities under the EIC Plan, the CNG Committee placed less emphasis on earnings and loan growth than in prior years, and more emphasis on deposit growth, credit quality and overall risk management (through the use of composite regulatory rating as a performance measure). Additionally, the CNG Committee has made greater grants of time-based restricted stock relative to performance-based restricted stock, in order to balance the ratio of time-based and performance-based restricted stock of the Company's executives, and to place more emphasis on steady achievement than performance goals that have a higher level of volatility and lower level of probability. These changes were adopted in part in response to recommendations of the Company's outside compensation consultant engaged in November 2008.

  Annual Review of Executive Compensation Program

        Generally, an overall review of compensation is conducted by the CNG Committee at the end of each fiscal year in advance of salary and compensation recommendations made at the beginning of the subsequent fiscal year in conjunction with the annual budgeting process. The CNG Committee most recently engaged an outside consultant, Frederick W. Cook & Co., or FWC, in December 2011 to help evaluate the overall compensation program for the Company's executive officers and to help determine compensation for 2012. No compensation consultant was engaged in 2009 or 2010 for the determination of 2010 or 2011 compensation. However, the CNG Committee further implemented during 2009 and 2010 many of the recommendations made by the outside consultant engaged at the end of 2008. For 2012, FWC was engaged by the CNG Committee to perform a review of the Company's executive compensation program, focusing on the Company's program compared to competitive practices for companies in related businesses of similar size and asset value and the changing business and regulatory environment, institutional investor initiatives and corporate governance considerations.

        As noted above, FWC analyzed the Company's total compensation program, including retention and incentive goals. FWC used two sets of data against which it measured Company compensation: i) survey data from Towers Watson covering financial services companies with assets between $2 billion and $20 billion or revenues between $150 million and $2 billion; and ii) a peer group of 16 publicly-traded financial institutions with assets from $4.7 billion to $23.1 billion, including the following financial institutions: BancFirst Corp., Bank of Hawaii Corporation, Boston Private Financial Holdings, Inc., Cathay General Bancorp, Chemical Financial Corp., Columbia Banking System Inc., CVB Financial Corp., East West Bancorp, Independent Bank Corp., Pinnacle Financial Partners, Inc., Private Bancorp, SVB Financial Group, Umpqua Holdings Corp, Westamerica Bancorporation, and Western Alliance Bancorporation. FWC reviewed total compensation elements relative to these peers and the Company's financial performance relative to the peer group.

        FWC also evaluated indirect compensation, indirect benefits, executive equity holdings, companywide grant levels of equity compensation and long-term incentive design, ownership guidelines and change-in-control severance benefits. Since FWC's work was performed in 2012, its findings and recommendations did not have a bearing on compensation decisions with respect to 2011.

  2011 Executive Compensation

        The CNG Committee (and the Board, in the case of the CEO) reviewed and approved the compensation of Matthew Wagner, the CEO, Victor Santoro, the CFO, and each of the other Named Executive Officers and executive officers for 2011.

        2011 Base Salary.    The CNG Committee approved 2011 base salaries in February 2011, to take effect March 1, 2011. For 2011, no changes in base salaries were recommended or made for any of the Named Executive Officers. For 2011, the CNG Committee had previously recommended that target cash bonus opportunities for the Named Executive Officers, other than the CEO, be increased to a Target Award of 70% from 60% for 2010. No other change in base salaries or in potential cash bonus compensation was approved or recommended by the CNG Committee with respect to the Named Executive Officers for 2011. In holding base salaries unchanged from 2010, the CNG Committee determined that the levels for the Named Executive Officers were appropriate in light of the Company's operating performance, size and the specific responsibilities of the Named Executive Officers. The CNG Committee had last increased base salaries, and potential cash bonus compensation, for the Named Executive Officers and certain other executive officers in 2008, and for Mr. Wolff in 2010, in light of certain changes in his responsibilities. Mr. Wagner's base salary and potential cash bonus opportunity was last raised in February 2007. The CNG Committee also determined, however, that the increase in the Target Award for bonus opportunities should be increased to 70% of base salaries both to reflect appropriate total potential cash compensation for the Named Executive Officers, and in light of the specific goals that were set relative to the difficult operating environment.

        2011 Annual Bonus/EIC Plan Awards.    The CNG Committee established the performance targets, achievement levels and corresponding award opportunities under the EIC Plan in March 2011 for 2011 cash bonuses, which were paid at the end of February 2012 based on determination by the CNG Committee in February 2012 of achievement of the pre-established 2011 award levels. As noted above, annual cash bonus opportunities for each of the Named Executive Officers, except for the CEO, were set for 2011 at 70% of base salary and Mr. Wagner's annual cash bonus opportunity for 2011 was set at 100% of base salary.

        Below are the target award opportunities for each category of participant under the EIC Plan:

Participant	Target Award Opportunities
CEO	100% of Base Salary
Other Executive Officers(1)	70% of Base Salary
Officers(2)	50% of Base Salary
Officers(3)	10% to 30% of Base Salary

(1)
Includes each of the other Named Executive Officers and an additional 12 executive officers.

(2)
Includes 24 officers.

(3)
Includes 97 officers.

        Four performance measures were established and each assigned a weight, representing the percentage of the target bonus that such performance measures represented. The performance measures for 2011 were net operating earnings, core deposit growth, composite regulatory rating and loan growth. Achievement of budgeted net operating earnings and core deposit growth corresponded to a 100% payout of that performance measure's bonus weight.

        The following are the target performance measures, weights and corresponding award opportunities that were approved for the Company's executive officers for 2011:

		Performance and Corresponding Payout of Target Award Opportunity
Performance Measure	Weight	75%	100%	125%
Net Earnings	35%	80% of Budget	Budget	125% of Budget
Core Deposit Growth	30%	80% of Budget	Budget	125% of Budget
Composite Regulatory Rating	30%	Lower range	Current range	Current range and 110% payout of at least 2 other targets
Loan Growth	5%	80% of Budget	Budget	120% of Budget

        For 2011, net earnings was budgeted at $44.9 million, representing an increase over the net loss in 2010 of $62.0 million. Budgeted net earnings for 2011 was based on, and subject to, expectations of stabilization of the economy and the credit environment. Core deposit growth, which excludes growth in certificates of deposits and brokered deposits, was set at 3.2% and represented an increase over the prior year as the Company's momentum continued to positively attract high quality deposits, but also reflected expectation that as the economy improved deposits would begin to outflow into other opportunities and investments. Composite regulatory rating was based on maintaining a composite regulatory rating that would permit the Company and the Bank to operate comfortably in the current environment, without restriction on corporate activities such as mergers and acquisitions. Loan growth was budgeted for 3%, representing a modest level for 2011 in light of the continuing uncertainty of the economic climate and the Company's efforts to manage risk.

        During 2011, the CNG Committee determined that the Company increased budgeted core deposits by 10.3%, well in excess of the 3.2% growth goal and corresponding to a 110% payout. The CNG Committee also determined that the Company met its composite regulatory rating at target levels corresponding to a 100% payout. With a continuing stagnation in the economy and lack of loan opportunities that the Company found attractive, the Company missed its loan growth target, as loans declined 11.2%. Notwithstanding the decline in loans, the Company had favorable improvements in credit quality and management of expenses. The Company achieved net earnings of $50.7 million in 2011, exceeding its budgeted earnings target by 13%, and the CNG Committee determined that the Company met the threshold for a 113% payout of its net earnings performance measure. Accordingly, overall the Company achieved performance targets at a level corresponding to payment to participants in the EIC of approximately 103% of their respective target bonuses. In light of these accomplishments, the CNG awarded to the Named Executive Officers (other than the CEO) cash bonuses under the EIC plan equal to 103% of their target bonus opportunities and recommended to the Board that the CEO be awarded a cash bonus equal to 103% of his bonus opportunity, which the Board approved.

        Stock-Based Awards.    During 2011, the CNG Committee (or the Board, upon recommendation of the CNG Committee, in the case of Mr. Wagner) awarded certain performance-based restricted stock awards to the Named Executive Officers or other executive officers. Mr. Wagner was awarded 125,000 shares, Mr. Santoro and Mr. Wolff were each awarded 50,000 shares, and Mr. Perdue and Mr. Platt were each awarded 25,000 shares. The awards have a four year expiration date and will vest only if the net earnings performance target is reached by or before the fiscal year ending December 31, 2015. In the view of the CNG Committee and the Board, as with other performance stock grants, the performance target is attainable but represents a stretch goal that would be attainable by exceptional performance by the Company. The number of shares granted to each grant recipient represents a meaningful award, that would vest in full upon attainment of the goal, and provide value to the recipient as if an extra bonus had been paid for each year of the grant. In granting the performance-based restricted stock awards to the Named Executive Officers and other executive officers, the CNG Committee (and the Board, in the case of Mr. Wagner) determined that these grants were an important element of the overall compensation program, in light of base salaries and other components of compensation, and would provide appropriate incentive to achieve key performance goals that were aligned with the best interests of the Company and its stockholders.

  Statement Regarding Deductibility

        Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to "covered officers" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval of the plan under which such performance-based payments are made. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but time-based restricted stock and time-based restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based restricted stock granted under the Incentive Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. In 2010, the Company's stockholders approved the Company's EIC Plan, in order to ensure future bonus awards under that plan meet the requirements for deductibility under Section 162(m). All performance targets used in the EIC Plan for 2011 were set forth in the plan approved by stockholders. However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

COMPENSATION COMMITTEE REPORT

        The Compensation, Nominating and Governance Committee, or CNG Committee, of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION, NOMINATING AND
                      GOVERNANCE COMMITTEE
                      Stephen M. Dunn
                      Barry C. Fitzpatrick, Chairman
                      Timothy B. Matz
                      Arnold W. Messer
                      Robert A. Stine

 2011 Summary Compensation Table

        The following table sets forth for 2011, 2010, and 2009 the compensation for the Company's CEO, CFO and for each of the three most highly compensated executive officers of the Company during 2011, other than the CEO and CFO, serving as executive officers at the end of 2011. These five persons are referred to collectively as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2011	$750,000			$2,557,500	—	$769,749	—	$129,998	$4,207,247
Chief Executive	2010	$750,000			$1,994,000	—	$600,000	—	$56,078	$3,400,078
Officer	2009	$750,000			—	—	$562,500	—	$192,875	$1,505,375
Victor R. Santoro	2011	$456,250			$1,023,000	—	$327,785	—	$86,761	$1,893,796
Executive Vice	2010	$456,250			$997,000	—	$219,000	—	$39,065	$1,711,315
President and Chief	2009	$456,250			—	—	$205,313	—	$87,584	$749,147
Financial Officer
Jared M. Wolff	2011	$393,750			$1,023,000	—	$282,883	—	$83,606	$1,783,239
Executive Vice	2010	$385,417			$997,000	—	$189,000	—	$41,115	$1,612,532
President and	2009	$343,750			—	—	$154,688	—	$70,496	$568,934
General Counsel						—
Michael J. Perdue	2011	$387,508			$511,500	—	$278,398	—	$81,117	$1,258,523
President	2010	$387,508			$598,200	—	$186,000	—	$32,422	$1,204,130
	2009	$387,508			—	—	$174,379	—	$57,045	$618,932
Daniel B. Platt	2011	$300,000			$511,500	—	$215,530	—	$71,445	$1,098,475
Executive Vice	2010	$300,000			—	—	$144,000	—	$45,967	$489,967
President	2009	$52,500	(3)		$783,000	—	$22,500	—	$2,500	$860,500

(1)
Represents the grant date fair value of the Company's common stock underlying awards of restricted stock. For further information, see Note 16, Stock Compensation Plans, to the Company's audited financial statements for the fiscal year ended December 31, 2011 included in the Company's Annual Report on Form 10-K.

(2)
Includes dividends on unvested restricted stock, Company contributions to the 401(k) plan, either personal use of Company owned automobiles or cash automobile allowance, reimbursement of club dues, and life, medical and disability insurance premiums paid by the Company. Dividends on the unvested performance-based or time-based restricted stock are paid at the same rate as that paid on the Company's outstanding common stock when declared by the Board of Directors.

(3)
Represents Mr. Platt's $300,000 base salary from his November 1, 2009 date of hire as an executive officer of the Company through December 31, 2009.

        The table below summarizes the components of "All Other Compensation" for the executive officers shown:

	Dividends on Unvested Restricted Stock	Auto Allowance(1)	401(k) Contribution(2)	Club Dues	Life, Medical, Long-term Care and Disability Insurance Premiums	Total
Matthew P. Wagner
2011	$91,333	$5,658	$—	$10,456	$22,551	$129,998
2010	$16,795	$4,496	$—	$12,628	$22,159	$56,078
2009	$148,611	$6,642	$—	$16,017	$21,605	$192,875
Victor R. Santoro
2011	$38,760	$12,000	$—	$5,916	$30,085	$86,761
2010	$7,153	$12,000	$—	$5,251	$14,661	$39,065
2009	$56,366	$12,000	$—	$5,421	$13,797	$87,584
Jared M. Wolff
2011	$31,910	$1,713	$3,675	$15,573	$30,735	$83,606
2010	$5,028	$960	$3,675	$14,089	$17,363	$41,115
2009	$32,282	$956	$6,900	$13,650	$16,708	$70,496
Michael J. Perdue
2011	$20,678	$8,613	$—	$6,368	$45,458	$81,117
2010	$3,847	$6,490	$—	$—	$22,085	$32,422
2009	$29,009	$6,504	$—	$—	$21,532	$57,045
Daniel B. Platt
2011	$9,000	$12,000	$—	$13,125	$37,330	$71,455
2010	$1,833	$12,000	$—	$10,250	$21,884	$45,967
2009	$500	$2,000	$—	$—	$—	$2,500

(1)
Represents either personal use of Company-owned automobile or cash automobile allowance.

(2)
Represents Company match in 401(k) plan.

2011 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)
											Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Matthew P. Wagner	3/24/2011	—	—	—	125,000	—	—	—	—	—	$2,557,500
	—	$562,500	$750,000	$937,500	—	—	—	—	—	—	—
Victor R. Santoro	3/24/2011	—	—	—	50,000	—	—	—	—	—	$1,023,000
	—	$239,531	$319,375	$399,219	—	—	—	—	—	—	—
Jared M. Wolff	3/24/2011	—	—	—	50,000	—	—	—	—	—	$1,023,000
	—	$206,719	$275,625	$344,531	—	—	—	—	—	—	—
Michael J. Perdue	3/24/2011	—	—	—	25,000	—	—	—	—	—	$511,500
	—	$203,442	$271,256	$339,070	—	—	—	—	—	—	—
Daniel B. Platt	3/24/2011	—	—	—	25,000	—	—	—	—	—	$511,500
	—	$157,500	$210,000	$262,500	—	—	—	—	—	—	—

(1)
Amounts indicated represent potential awards determined under the provisions of the Company's Executive Incentive Plan, or EIC Plan.

(2)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested restricted stock at the same rate as dividends are paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

Outstanding Equity Awards At December 31, 2011

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	—	—	—	—	—	106,944	$2,026,589	325,000	$6,158,750
Victor R. Santoro	—	—	—	—	—	53,380	$1,011,551	130,000	$2,463,500
Jared M. Wolff	—	—	—	—	—	52,546	$995,747	100,000	$1,895,000
Michael J. Perdue	—	—	—	—	—	32,870	$622,887	65,000	$1,231,750
Daniel B. Platt	—	—	—	—	—	16,666	$315,821	25,000	$473,750

(1)
Represents grants of time-based restricted stock granted under the Company's 2003 Stock Incentive Plan. Such shares vest in installments over 3, 4 or 5 years. Restrictions on all shares of unvested time-based restricted stock lapse, and share vesting is accelerated, upon a change in control of the Company.

(2)
Market value is determined using the December 31, 2011 closing price of PacWest Bancorp common stock of $18.95 per share.

(3)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested performance-based and time-based restricted stock at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company. The Company has determined that at this time it is improbable that the performance targets for these awards will be met.

2011 Option Exercises And Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	65,972	$1,193,190
Victor R. Santoro	—	—	26,690	$483,408
Jared M. Wolff	—	—	13,773	$250,418
Michael J. Perdue	—	—	13,935	$253,717
Daniel B. Platt	—	—	16,667	$299,339

(1)
Value is determined using the closing market price of the Company's common stock on the vesting date.

        The Company does not have employment agreements with any of its Named Executive Officers. For more information, see "Compensation Discussion and Analysis—2011 Executive Compensation."

Potential Payments on Termination and Change in Control

        Change in Control Severance Plan.    The Company has an Executive Severance Pay Plan, or the Severance Plan, in which the Named Executive Officers, and other company officers, are participants. The Severance Plan provides severance to participants in the event of a change in control and, within two years thereof, termination of employment by a participant for Good Reason or termination of a participant other than for Cause. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (a) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and

(b) a designated multiple of the participant's annual compensation (annual base salary plus annual target bonus, auto allowance and club dues) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the Severance Plan. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of three and each of the other Named Executive Officers has a severance multiple of two. The Severance Plan is administered by the Company's CNG Committee and was last approved on November 4, 2011.

        Under the Severance Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

        The following table sets forth the potential payments that may be made to the Named Executive Officers upon a termination in connection with a change in control or otherwise. Except as described pursuant to the Severance Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2011 and indicate payments that would have been received by the Named Executive Officers if the relevant termination had taken place on December 31, 2011.

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(5)(6)	Continuation of Medical/ Welfare Benefits ($)(7)	Excise Tax Gross Up ($)(8)	Other Amounts ($)(9)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$247,596	—	—	—	—	—	$247,596
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$2,250,000	$2,250,000	$8,185,339	$28,704	$3,157,239	$106,317	$15,977,599
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$8,185,339	—	—	—	$8,185,339
Victor R. Santoro
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$124,299	—	—	—	—	—	$124,299
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$912,500	$638,750	$3,475,051	$32,576	$1,336,508	$63,426	$6,458,811
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$3,475,051	—	—	—	$3,475,051
Jared M. Wolff
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$114,844	—	—	—	—	—	$114,844
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$787,500	$551,250	$2,890,747	$44,268	$1,199,612	$47,020	$5,520,397
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$2,890,747	—	—	—	$2,089,747
Michael J. Perdue
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$105,571	—	—	—	—	—	$105,571
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$775,016	$542,511	$1,854,637	$50,920	$984,330	$57,596	$4,265,010
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$1,854,637	—	—	—	$1,854,637
Daniel B. Platt
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$47,115	—	—	—	—	—	$47,115
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$600,000	$420,000	$789,571	$49,244	$753,587	$50,338	$2,662,740
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$789,571	—	—	—	$789,571

(1)
Assumes an effective date of a change in control of December 31, 2011. In addition to the payments provided in this row, in the event the Named Executive Officer is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and bonus, which are earned through the date of termination.

(2)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. Amounts based on 18 weeks salary for each Named Executive Officer. In addition, eligible employees are entitled to a bonus prorated from the beginning of the calendar year to the date of separation. The above table does not include any prorated bonuses because the involuntary termination severance payments presented therein are as of the end of the year.

(3)
The Severance Plan is a "double trigger" program, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Plan: in the event the named executive is terminated within two years after a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the

  Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award. For a termination at December 31, 2011:

  •
  Mr. Wagner had a base salary of $750,000 and an EIC Plan target of 100% of his base salary, or $750,000;

  •
  Mr. Santoro had a base salary of $456,250 and an EIC Plan target of 70% of his base salary, or $319,375;

  •
  Mr. Wolff had a base salary of $393,750 and an EIC Plan target of 70% of his base salary, or $275,625; and

  •
  Mr. Perdue had a base salary of $387,508 and an EIC Plan target of 70% of his base salary, or $271,256;

  •
  Mr. Platt had a base salary of $300,000 and an EIC Plan target of 70% of his base salary, or $210,000.

(4)
The EIC Plan is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For purposes of this table, the EIC Plan numbers represent target payments under the plan in 2012 for 2011 performance. See "Compensation Discussion and Analysis—2011 Executive Compensation" on page 28 of this Proxy Statement for more information regarding the award opportunities under the EIC Plan during 2011.

(5)
Under the Incentive Plan, upon a change in control, any unvested stock options, unvested time-based or performance-based restricted stock, or other equity awards would fully vest. The Company ceased granting stock options in 2003 and all outstanding stock options have vested. The amounts in this column represent the value of the unvested time-based and performance-based restricted stock held by the Named Executive Officers based on the closing price of the Company's common stock on December 31, 2011.

(6)
For amounts listed with respect to termination without cause or for good reason after a change in control, the payments relating to time-based and performance-based shares represent the value of unvested and accelerated stock as of December 31, 2011, calculated by multiplying the number of accelerated shares by the closing price of Company stock on December 31, 2011.

(7)
Represents reimbursement for COBRA payments based on employee's premiums for health and dental insurance at December 31, 2011 multiplied by employee's severance multiple.

(8)
Upon a change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Company has agreed to reimburse each Named Executive Officer for all excise taxes that are imposed on the executive under Section 4999 and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 4999 excise taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 10.55% state income tax rate. In calculating such payments, Treasury Regulation Section 1.280G-1 Q&A 24(c) was used when valuing payments for time-based restricted stock and Treasury Regulation Section 1.280G-1 Q&A 24(d)(3) was used when valuing payments for performance-based restricted stock. In valuing the payments for performance-based restricted stock, a portion of such stock was treated as reasonable compensation for services rendered prior to the assumed change in control. No value was assigned to any non-solicitation covenants that may arise in a change in control.

(9)
Other amounts include three-times the sum of the amounts for automobile allowance, life, medical, long-term care and disability insurance premiums paid by the Company, and club dues for Mr. Wagner and two-times the sum of the same amounts for the other Named Executive Officers.

(10)
A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally. However, unvested stock awards vest upon death.

Equity Compensation Plan Information

        On May 28, 2003, the Company's stockholders approved the 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, which amended and restated the Company's 2000 Stock Incentive Plan. On May 26, 2004, the Company's stockholders approved certain amendments to the Incentive Plan to modify the terms pursuant to which the administrator of the Incentive Plan could grant awards and to increase the shares authorized for issuance under the Incentive Plan. On April 19, 2006, the Company's stockholders approved an amendment and restatement of the Incentive Plan to increase the shares authorized for issuance under the Incentive Plan. On May 12, 2009, the Company's stockholders again approved an amendment and restatement of the Incentive Plan to increase the shares authorized for issuance under the Incentive Plan. Currently, the Incentive Plan provides for the issuance of performance-based and time-based restricted stock grants, stock appreciation rights and options to purchase up to 5,000,000 shares of the Company's common stock. We are proposing to increase the number of shares of Company common stock available for issuance under the Incentive Plan from

5,000,000 shares to a total of 6,500,000 shares. For more information, please see "Proposal 2: Amendment to the PacWest Bancorp 2003 Stock Incentive Plan," beginning on page 12 of this Proxy Statement.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that each of Mr. Craig A. Carlson, Mr. George E. Langley, and Ms. Susan E. Lester is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

        The Audit Committee operates pursuant to a written charter that was last amended and restated as of May 11, 2011. A copy of the Audit Committee charter may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance." As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

        During 2011, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2011 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2011 be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

                      AUDIT COMMITTEE
                      Mark N. Baker
                      Craig A. Carlson
                      George E. Langley
                      Susan E. Lester
                      Timothy B. Matz, Chairman
                      Robert A. Stine

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related-Party Transactions Policy

        The Company's Board of Directors has adopted a written policy ("Policy") governing the approval of Related-Party Transactions. "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits all Related-Party Transactions, unless they are approved or ratified by the CNG Committee in accordance with the Policy. Under the Policy, the Company's legal department, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Legal Department determines a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether or not to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Members of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the Chairperson of the CNG Committee so requests, participate in the CNG Committee's discussions of the transaction.

Certain Relationships and Related-Party Transactions

        John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became chairman of the Board of the Company upon the Company's formation on May 31, 2000. Pursuant to an agreement, dated May 18, 2011, with Castle Creek Financial, LLC of which Mr. Eggemeyer is chief executive officer, the Company named Castle Creek Financial as the Company's exclusive financial advisor. We refer to this agreement as the Castle Creek Contract. The Castle Creek Contract provides for the payment of the following fees upon the consummation of certain transactions: (a) 1.0% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.0% of the aggregate value of the transaction if the aggregate value is $20 million or less; and, if the aggregate value is over $20 million, $200,000 plus 0.65% of the amount of the transaction in excess of $20 million. Castle Creek Financial is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. The Castle Creek Contract may be terminated by either party upon 30 days prior notice. In the event of termination, Castle Creek shall still be entitled to its fees pursuant to the terms of the contract should the Company engage in a transaction (i) on which Castle Creek provided advice or participated in discussions with any of the investors in such transaction or (ii) with any of the parties as to which Castle Creek advised the Company or with whom the Company engaged in discussions regarding a possible transaction prior to the termination of the Castle Creek Contract, provided that such transaction is completed within 18 months following the termination of the contract.

        The Castle Creek Contract, and similar predecessor agreements which have been entered into with the Company since 2000, have been reviewed annually by the CNG Committee pursuant to the Company's Related-Party Transactions Policy. In approving the Castle Creek Contract, the CNG Committee concluded that the contract was in the best interests of the Company and its stockholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company. Castle Creek Financial and its affiliates have not received any fees from the Company for services rendered since 2007.

        Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company's Executive Vice President, General Counsel and Assistant Secretary, and President of the Los Angeles and Ventura Regions of Pacific Western Bank, who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During 2011, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $8.7 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $466,000 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability, executive life or other insurance products purchased by the Company from Martin J. Wolff & Co., Inc. The CNG Committee has approved this relationship pursuant to the Company's Related-Party Transactions Policy. In the opinion of the Company's management, the transactions are in the best interests of the Company and its stockholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

        Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary bank in the ordinary course of business during fiscal 2011. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary bank to have banking transactions with such persons in the future.

INDEPENDENT AUDITORS

        The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

        The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

        Audit Fees.    Audit fees include fees for the annual audit of the Company's consolidated financial statements, audit of acquiree opening balance sheet in accordance with securities laws rules and regulations, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2011 and 2010 totaled $1,311,559 and $918,292, respectively.

        Audit-Related Fees.    Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services and accounting consultations related to acquisitions. The aggregate audit-related fees billed to the Company by KPMG LLP for the years ended December 31, 2011 and 2010 totaled $345,805 and $57,630, respectively.

        Tax Fees.    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2011 and 2010 totaled $224,875 and $186,280, respectively.

        All Other Fees.    All other fees include accounting consultations related to the evaluation of other strategic initiatives. The aggregate other fees billed to the Company by KPMG LLP for the year ended December 31, 2011 or 2010 totaled $55,285 and $0, respectively.

        Pre-Approval Policies and Procedures.    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During 2011, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining KPMG's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2011.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Stockholder Proposals

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2013 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Company's Secretary on or before December 7, 2012 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

        Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such stockholder favors the proposal, and

  •
  Any material interest of such stockholder in the proposal.

        Assuming the Company holds the 2013 annual meeting on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2013 annual meeting but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 9, 2013 and no later than February 8, 2013.

Director Nominations

        Pursuant to Section 1.12 of Article I of the Company's bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

        Director nominations proposed by stockholders to be made at the 2013 annual meeting must be received by our Corporate Secretary no earlier than January 9, 2013 and no later than February 8, 2013.

        Pursuant to the Company's bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The name, age, business address, residential address, and principal occupation or employment of the person to be nominated,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by the nominee,

  •
  A description of all arrangements and understandings between the stockholder and the nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company bylaws specifying the requirements will be furnished to any stockholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 275 N. Brea Blvd., Brea, CA 92821. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's General Counsel and/or other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free "hot-line" available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

 "HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses of the Company. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent Wells Fargo Shareowner Services at (800) 468-9176 or by mail at P.O. Box 64874, St. Paul, MN 55164-0874. Stockholders sharing an address who wish to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wells Fargo Shareowner Services at the address set forth above, if they are record holders.

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Audit Committee Report" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

By Order of the Board of Directors,
/s/ LYNN M. HOPKINS Lynn M. Hopkins, Corporate Secretary

Dated: April 6, 2012

Appendix A

PACWEST BANCORP 2003 STOCK INCENTIVE PLAN
as amended and restated, March 28, 2012

        1.    Purpose of the Plan.    The purpose of this PacWest Bancorp 2003 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

        2.    Definitions.    As used herein, the following definitions shall apply.

        "2003 Plan" shall mean PacWest Bancorp 2003 Stock Incentive Plan, originally adopted as of April 18, 2003, and as amended and restated hereby.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

        "APB 25" shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

        "Award" shall mean an Option, Stock Award, or a SAR.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

        "Change in Control" shall mean:

            (i)  the consummation of a plan of dissolution or liquidation of the Company;

           (ii)  the individuals who, as of the effective date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act)(a "Person") other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

          (iii)  the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the "Surviving Company") in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

          (iv)  the sale of all or substantially all the assets of the Company to another person; or

           (v)  the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

        "Common Stock" shall mean the common stock of the Company, no par value.

        "Company" shall mean PacWest Bancorp, a Delaware corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price," in the case of an Option, shall mean the exercise price of a share of Optioned Stock. "Exercise Price," in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

        "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

          (iii)  In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

        "FASB" shall mean the Financial Accounting Standards Board.

        "Granted Stock" shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

        "Grantee" shall mean any person who is granted a Stock Award.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Mature Shares" shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Appreciation Rights Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option or a SAR.

        "Participant" shall mean an Optionee or a Grantee.

        "Performance Stock Award" shall mean an Award granted pursuant to Section 9 of the Plan.

        "Plan" shall mean this PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated to date.

        "Qualified Note" shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

        "Restricted Stock Award" shall mean an Award granted pursuant to Section 8 of the Plan.

        "Risk of Forfeiture" shall mean the Grantee's risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "SAR" or "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Plan.

        "SAR Agreement" shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

        "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stock Award" shall mean a Restricted Stock Award or a Performance Stock Award.

        "Stock Award Agreement" shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

        "Tax" or "Taxes" shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Vesting Event" shall mean the earlier of: (i) the occurrence of a Change in Control; (ii) the termination of a Participant's Service (other than for Cause) following the approval by the stockholders of the Company of any matter, plan or transaction which would constitute a Change in Control; (iii) the death of the Participant, for all Stock Awards granted with an effective date of November 2, 2005 and afterward.

        3.    Administration of the Plan.

          (a)   Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

              (i)  Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (ii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

              (i)  to determine the Fair Market Value of the Common Stock;

             (ii)  to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

            (iii)  to determine whether and to what extent Awards are granted under the Plan;

            (iv)  to determine the number of Shares that pertain to each Award;

             (v)  to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

            (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii)  to determine the method of payment of the Exercise Price;

          (viii)  to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option, except as otherwise would cause an Option to be deemed to provide for a deferral of compensation within the meaning of Section 409A of the Code;

            (ix)  to delegate to others responsibilities to assist in administering the Plan;

             (x)  to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

            (xi)  to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

           (xii)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

          (c)    Effect of Administrator's Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

          (d)    Liability.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.    Stock Subject To The Plan.

          (a)    Basic Limitation.    The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 6,500,000, subject to the adjustments provided for in Section 11 of the Plan.

          (b)    Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of

  Incentive Stock Options shall in no event exceed 6,500,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

        5.    Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.    Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

          (a)    Exercise Price.

              (i)  The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

             (ii)  Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

            (iii)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

          (b)    Vesting.    Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in the case of an Optionee who is not an officer of the Company, a Non-Employee Director, or a Consultant, an Option or Shares purchased thereunder shall vest at a rate of at least 20% per year. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)    Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

          (d)    Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

          (e)    Effect of Termination of Service.

              (i)  Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

             (ii)  Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iii)  Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iv)  Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

             (v)  To the extend that the Company does not violate Section 409A of the Code or any regulations adopted, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the

    Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

              (A)  extend the period of time for which the Option or SAR is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

              (B)  permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          (f)    Stockholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

          (g)    Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

        7.    Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

          (a)    Eligibility.    Incentive Stock Options may only be granted to Employees.

          (b)    Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

          (c)    Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

          (d)    10% Stockholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

          (e)    Change in Status.    In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

          (f)    Approved Leave of Absence.    If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

        8.    Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)    Risk of Forfeiture.

              (i)  General Rule.    Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

             (ii)  Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)  Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

          (b)    Rights as a Stockholder.    Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)    Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

          (d)    Non-transferability of Restricted Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        9.    Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)    Risk of Forfeiture.

              (i)  General Rule.    Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

             (ii)  Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets ("ROA"); cash ROA; cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)  Forfeiture of Granted Stock.    The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

          (b)    Rights as a Stockholder.    Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)    Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

          (d)    Non-transferability of Performance Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        10.    Stock Appreciation Rights.    Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)    Exercise Price.    The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

          (b)    Vesting.    Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)    Term of SARs.    No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

          (d)    Non-transferability of SARs.    SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

          (e)    Procedure for Exercise.    A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

          (f)    Effect of Termination of Service.

              (i)  Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee's SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

             (ii)  Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iii)  Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's SARs may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iv)  Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's SARs shall terminate on the Termination Date.

        11.    Adjustments Upon Changes in Capitalization.

          (a)    Changes in Capitalization.    The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

        12.    Deferral of Stock Awards and SARs.    The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in the PacWest Bancorp Directors Deferred Compensation Plan. Notwithstanding the foregoing, to the extent an Award is determined to constitute a "deferral of compensation" within the meaning of Section 409A, any such subsequent deferral shall be made in accordance with the terms of Code Section 409A(a)(4) and the regulations promulgated thereunder.

        13.    Cancellation and Regrant of Awards.    The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options or SARs and to grant in substitution new Options or SARs covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option or SAR. The Administrator shall also have the authority to effect, at any time and from time to time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. Notwithstanding the foregoing or anything in this Plan to the contrary, the Administrator may not take any action which would constitute a "repricing" of Options or other Awards without recommending that such repricing be subject to the approval of the Company's stockholders prior to effectiveness. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant's cancelled Awards).

        14.    Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        15.    Tax Withholding.

          (a)   For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (b)   To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

              (i)  Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

             (ii)  Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

        16.    Effective Date and Term of the Plan.    The Plan, as an amendment and restatement of the 2003 Plan, was last approved by the Board on March 28, 2012 and shall become effective upon stockholder approval. Unless sooner terminated by the Administrator, the Plan shall continue until May 31, 2017. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

        17.    Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's stockholders shall be subject to stockholder approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)    Effect of Amendment and Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        19.    Regulatory Approvals.

          (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

          (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

        20.    No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        21.    Governing Law.    This Plan shall be governed by California law, applied without regard to conflict of laws principles.

        22.    Code Section 409A.    Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a "deferral of compensation" within the meaning of Section 409A of the Code, (y) the Grantee or Optionee is a "specified employee" as determined pursuant to Section 409A of the Code as of the date of his or her "separation from service" (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee or Optionee to "additional tax", interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee's or Optionee's "separation from service" shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her "separation from service" occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a "deferral of compensation" within the meaning of Section 409A of the Code shall only be settled or paid upon a "separation from service".

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000136069_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark N. Baker 02 Craig A. Carlson 03 Stephen M. Dunn 04 John M. Eggemeyer 05 Barry C. Fitzpatrick 06 George E. Langley 07 Susan E. Lester 08 Timothy B. Matz 09 Arnold W. Messer 10 Daniel B. Platt 11 John W. Rose 12 Robert A. Stine 13 Matthew P. Wagner VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 through 6: For Against Abstain 2. To approve an increase in the authorized number of shares available for issuance under PacWest Bancorp's 2003 Stock Incentive Plan from 5,000,000 to 6,500,000 and extend the expiration date of the plan from May 31, 2015 to May 31, 2017. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 4. To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2012. 5. To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies. 6 To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000136069_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . PACWEST BANCORP Annual Meeting of Stockholders May 9, 2012 10:30 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:30 AM, PT on May 9, 2012, at The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side